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This Agreement for reference dated this 7th day of March 1997

Between:

Communaute Urbaine de Quebec                    UV Systems Technology Inc.,
100 Boulevard Henri-Bourassn                    2800 Ingleton Ave.
C.P. 202                                        Burnaby B.C. V5C 6G7
Quebec, Quebec G1L 4T8

Communaute Urbaine de Quebec (CUQ) has a requirement to provide disinfection of the sewage at its Stations de traitement des eaux usees (the Plant). CUQ requests UV Systems Technology Inc. and UV Systems Technology Inc. (UVST) agrees to provide its High efficiency, High Intensity, Ultra Violet Disinfection System (the Ultra Guard -TM- UV System) to CUQ.

CUQ and UVST agree as follows:

The peak sewage flow totals 15,600(m3)/hr and the average sewage flow totals 6000 (m3)/hr is delivered to six (6) channels having dimensions of 183 cm X 205 cm X 660 em. Five (5) channel are in operation, each of which is designed to treat a peak flow of 3120 (m3)/hr.

UVST will supply the Ultra Guard -TM- UV System to be installed into the inactive channel (the sixth channel) to determine performance and capability to disinfect sewage flows up to 3120 (m3)/hr. A total of five channel ultimately will be retrofitted with UV disinfection equipment.

The Ultra Guard -TM- UV System will disinfect effluents delivered to the UV system so that at peak flow, effluents having a transmission of 20 percent +/-, which prior to treatment contain 500,000 to 2,000,000 CFU/100ml, will after treatment contain no more than 20,000 CFU/100ml (the Performance Requirement). Effluent delivered to the UV system with improved transmission (higher than 20%) or at lower flows, could be treated to a lower number of CPU/100ml or the Ultra Violet lamps UV output could be reduced to effect power savings.

CUQ will provide electrical service at the correct voltage, all installation, electrical and assembly labour, and installation tools, lifting equipment and concrete anchor bolts required for a complete and functioning UV system in accordance with written and oral instruction, and drawing provided by UVST.

UVST shall be permitted access to view the site for final arrangement of the Ultra Guard -TM- UV System prior to commencement of any work on the project. CUQ will provide to UVST a full analysis of the effluent for review and acceptance by UVST prior to the commencement of any work on the project.

UVST will provide installation, start-up and training supervision totalling 2 weeks.

UVST will supply a fully operational and ready for testing Ultra Guard -TM-UV System, to the requirements detailed above for a performance and testing period commencing June 30, 1997, or earlier if possible and ending October 31, 1997 (the Test Period).


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During the Test Period, CUQ shall perform testing as deemed necessary by CUQ to prove the Performance Requirement and during the final month of the Test Period, CUQ will conduct microbiological testing over a 30 day period as various flow rates with the results calculated on a 30 day geometric mean.

Subject to meeting the Performance Requirement and CUQ acceptance within 90 days from completion of the Test Period, 60 days thereafter CUQ shall pay for the Ultra Guard -TM- UV System.

Should the Ultra Guard-TM- UV System not perform to the Performance Requirement and CUQ acceptance, CUQ will remove the Ultra Guard -TM- UV System under UVST supervision, clean, pack and deliver the Ultra Guard -TM- UV System, FOB, Burnaby, B.C. All costs of removal, cleaning, packing, supervision and delivery shall be paid for by CUQ.

The Ultra Guard -TM- UV System will comprise the following equipment;
        24   AC4- 100 Ultra Guard -TM- ultraviolet lamps
         4   Flow balanced weirs
         4   diffusor plates with manual gates
        24   infinitely variable lamp controllers
         1   system for energy use pacing on flow and transmission
         1   monorail with powered chain hoist
         1   automatic quartz cleaning system

Total price, Ultra Guard -TM- UV System, FOB, Burnaby, B.C. . . . . $393,600.00
Total price of installation structural materials/grating. . . . . .  $11,544.00
Total price UV lamp usage costs . . . . . . . . . . . . . . . . . .  $17,200.00
Total price 2 weeks supervision/training including expenses . . . .   $6,000.00

The cost of UV lamp usage will be deducted from the System price when UV Systems is purchased.

Terms of payment;

   Supervision and
    Training costs. . . . .30 days after completion of installation and training
   UV lamp usage and
    installation structural costs. . . . . . . . .60 days after delivery to site
   System cost. . . . . . . . . within 150 days of completion of the Test Period

UV Systems Technology Inc.                        Communaute Urbaine de Quebec



/s/ John R. Gaetz                                 /s/ Girard Loyer
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Authorized Signature                              Authorized Signature